UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

GLOBALSTAR, INC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)
300 Holiday Square Blvd. Covington, Louisiana 70433 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (985) 335-1500
Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Forbearance Agreements Related to 5.75% Convertible Senior Notes due 2028

Effective as of April 1, 2013, Globalstar, Inc. (the "Company") entered into a forbearance agreement with beneficial owners and investment managers for beneficial owners (whom we refer to collectively as the "Forbearing Note Holders") of an aggregate of approximately 78% of the Company's outstanding 5.75% Convertible Senior Notes due 2028 (the “Notes”). Pursuant to the forbearance agreement, the Forbearing Note Holders have agreed to forbear during the period described below from exercising any of their rights and remedies under the Notes, including, without limitation, accelerating the Notes, or under the Indenture and the First Supplemental Indenture governing the Notes, each dated as of April 15, 2008, between the Company and U.S. Bank National Association, as Trustee (collectively, as amended and supplemented or otherwise modified, the "Indenture") in each case with respect to the Company’s failure to pay interest on the Notes and to purchase tendered Notes, each due on April 1, 2013 (the “Specified Defaults”).

The forbearance agreement is intended to provide the Company a further opportunity to negotiate a restructuring of its indebtedness represented by the Notes. The Company is actively negotiating with the Forbearing Note Holders the terms of a potential debt restructuring arrangement with the objective of reaching agreement by the end of the forbearance period. The Company is seeking the consent of the lenders under the Company’s senior secured credit facility to such restructuring; however, there is no assurance that this consent will be obtained. Until any definitive agreements are negotiated in their entirety and executed, and the transactions contemplated thereby are consummated, there can be no assurance that any debt restructuring will be completed by the end of the forbearance period or at all. If the Company is not able successfully to negotiate and complete a debt restructuring, the Company intends to explore other available restructuring and reorganization alternatives.

The forbearance period runs from April 1, 2013 through 11:59 P.M. (ET) on April 15, 2013. The forbearance period will end earlier if:

•	the Company breaches the forbearance agreement;
•	any of the representations or warranties of the Company in the forbearance agreement was not true and correct when made;
•	any event of default (other than with respect to the Specified Defaults) occurs under the Indenture;
•	the filing of any involuntary proceeding under any bankruptcy or insolvency law against the Company, which is not timely opposed by the Company;
•	with certain limited exceptions, more than $5 million in the aggregate of the Company’s funded indebtedness (other than the Notes) or any other material agreement is accelerated;
•	the Company’s obligations under the Notes are accelerated (other than by the Forbearing Note Holders in violation of the forbearance agreement) by declaration of the Trustee; or
•	the commencement by the Company of any voluntary bankruptcy, insolvency, reorganization or other similar proceedings.

The forbearance agreement contains additional agreements, including that:

•	during the forbearance period, the Company will not purchase any Notes or pay any of the purchase price for or interest on the Notes which it was required to pay on April 1, 2013;
•	the Company will use its reasonable best efforts to obtain the consent of the lenders under its senior secured credit facility to an exchange transaction between the Company and the Forbearing Note Holders and to document and close an exchange transaction;
•	the Forbearing Note Holders will instruct the Trustee not to declare an acceleration of the Notes or take any other action with respect to the Specified Defaults during the forbearance period; and
•	the Company will pay unpaid fees and expenses of counsel to the Forbearing Note Holders for the period ending April 1, 2013.

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Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Holders of the Notes (of which an aggregate principal amount of $71.8 million is outstanding) had the right to require the Company to purchase the Notes on April 1, 2013 for 100% of the principal amount to be purchased. On March 29, 2013, U.S. Bank National Association, the Trustee under the Indenture, notified the Company in writing that holders representing $70,654,000 principal amount of Notes (98.4% of the outstanding Notes) had exercised their purchase rights pursuant to the Indenture. Under the Indenture, the Company is required to deposit by 11 A.M. on April 1, 2013 the purchase price of $70,654,000 in cash with the Trustee to effect the purchase of the Notes from the exercising holders.

The Company currently does not have sufficient funds to pay the purchase price if these exercising holders seek to enforce their purchase rights under the Indenture. As described above, the failure to pay the purchase price is a Specified Default under the forbearance agreements. If the obligations under the Notes are accelerated, an event of default may occur under other funded indebtedness of the Company in an aggregate amount of up to approximately $675,000,000.

In addition, the Indenture also requires that on April 1, 2013 the Company pay interest on the Notes for the six months ended March 31, 2013 in the aggregate amount of $2,064,365. The Company has not made this payment. Under the Indenture, failure to pay this interest by April 30, 2013 will also constitute an event of default. As described above, the failure to pay interest is also a Specified Default under the forbearance agreement.

Item 7.01. Regulation FD Disclosure.

On April 1, 2013, the Company issued a press release announcing that it had entered into the forbearance agreement described in this report and that it is actively negotiating the terms of a potential restructuring arrangement regarding the Notes with the objective of reaching agreement by the end of the forbearance period. The press release is furnished as Exhibit 99.1 to this Report.

The information in Exhibit 99.1 and in this Item shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item. 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 1, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2013

GLOBALSTAR, INC.

By:	/s/ James Monroe III
Name: James Monroe III
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 1, 2013.

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